Exhibit 99.1

NEWS

For Immediate Release

Editorial Contact: Daphne Kent

614-726-4787

daphne.kent@quest.com

Investor Contacts: Thomas Patterson

949-754-8336

thomas.patterson@quest.com

Stephen Wideman

949-754-8142

stephen.wideman@quest.com

QUEST SOFTWARE REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

Fourth Quarter Revenues of $216.8 Million &

11.5% Growth in License Revenues

Fiscal Year 2010 Revenues of $767.1 Million &

14.8% Growth in License Revenues

Increases Stock Repurchase Program to $150 Million

ALISO VIEJO, Calif., Feb. 3, 2011 – Quest Software, Inc. (Nasdaq: QSFT) today reported financial results for the quarter and year ended Dec. 31, 2010. Total revenues were $216.8 million, an 11.4% increase compared to the prior year’s fourth quarter revenue of $194.5 million, while license revenues grew 11.5% to $98.0 million. Total revenues for the year ended Dec. 31, 2010, were $767.1 million, a 10.3% increase compared to $695.2 million for the same period in 2009. Operating margins were 14.4% and 15.7% for the three and twelve months ended Dec. 31, 2010, respectively, as compared to 23.4% and 12.0% for the three and twelve months ended Dec. 31, 2009, respectively. On a non-GAAP basis, operating margins were 22.6% and 23.1% for the three and twelve months ended Dec. 31, 2010.

Cash and investments at Dec. 31, 2010, totaled $492.3 million, an increase of $82.1 million over the comparable balance at Sep. 30, 2010. Cash flow from operations was $62.7 million for the three months ended Dec. 31, 2010.

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 2 of 11

“We continued to execute in the fourth quarter, delivering solid revenue growth,” said Doug Garn, President and CEO of Quest Software. “In 2010, we delivered 14.0% non-GAAP operating income growth to $177.4 million and 16.0% diluted earnings per share growth to $1.45 per fully diluted share. Our 14.8% increase in license revenue demonstrates the strength of the market momentum we are seeing. With our strong technology and services portfolio, coupled with a compelling product roadmap, we remain confident that we will continue to extend our market leadership into the future.”

Increase to Stock Repurchase Program

Quest Software also announced today that its board of directors has increased the authorization under its current stock repurchase program to an aggregate of up to $150 million of its common stock. Any stock repurchases may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans. Rule 10b5-1 permits Quest Software to establish, while not in possession of material nonpublic information, prearranged plans to buy stock at a specific price in the future, regardless of any subsequent possession of material nonpublic information. The timing and actual number of shares repurchased will depend on a variety of factors including market conditions, corporate and regulatory requirements, and capital availability. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

GAAP Results

Quest Software expects net income for the fourth quarter of 2010 to be $30.3 million, or $0.32 per fully diluted share. This compares to net income of $37.0 million, or $0.40 per share on a fully diluted basis, for the fourth quarter of 2009. Operating margin was 14.4% in the fourth quarter of 2010 compared to 23.4% in the comparable period of 2009, resulting in operating income of $31.2 million, which compares to $45.5 million for the corresponding period in 2009. Net income for the year ended Dec. 31, 2010, was $98.6 million, or $1.06 per fully diluted share compared to net income of $70.4 million, or $0.75 per fully diluted share for the same period in 2009. Operating margins increased year-over-year from 12.0% to 15.7% in the fiscal year, resulting in operating income of $120.6 million, compared to $83.5 million for the corresponding period in 2009.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of 2010 is expected to be $38.0 million, or $0.40 per fully diluted share. This compares to non-GAAP net income of $36.9 million, or $0.40 per share on a fully diluted basis, for the fourth quarter of 2009. The non-GAAP operating margin was 22.6% in the fourth quarter of 2010, resulting in non-GAAP operating income of $49.0 million, compared to non-GAAP operating margin and

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 3 of 11 operating income of 24.8% and $48.3 million, respectively, for the corresponding period in 2009. For the year ended Dec. 31, 2010, non-GAAP net income was $135.0 million, or $1.45 per fully diluted share. This compares to non-GAAP net income of $117.8 million, or $1.25 per fully diluted share, for the year ended Dec. 31, 2009. The non-GAAP operating margin was 23.1% for the year ended Dec. 31, 2010, resulting in non-GAAP operating income of $177.4 million, compared to non-GAAP operating margin and operating income of 22.4% and $155.6 million, respectively, in the comparable period of 2009.

This release contains estimates of our net income and earnings per share for the quarter ended December 31, 2010. During the year-end close process, we discovered that approximately $6.8 million in tax reserves should have been released in the quarter ended September 30, 2010. The release of these tax reserves would result in higher net income and earnings per share than previously reported for the third quarter. We are continuing to review our financial results related to the release and expect to include this adjustment in our Annual Report on Form 10-K for the year ended December 31, 2010. We do not expect this adjustment to have any impact on the reported net income and earnings per share for the full year ended December 31, 2010.

Non-GAAP results exclude the after-tax effects of amortization of intangible assets acquired with business combinations, stock-based compensation expenses, acquisition related costs, patent infringement litigation costs and expenses associated with our completed stock option investigation. A reconciliation of GAAP to non-GAAP financial results is included with this press release.

Quest Software’s management prepares and uses non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that non-GAAP reporting provides a meaningful representation of the Company’s on-going economic performance and therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. Management believes excluding charges such as those described above from its GAAP results facilitates investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with transparency with respect to the supplemental information used by management in its operational and financial decision making. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for measures of financial performance prepared in conformity with GAAP.

Fourth Quarter and Fiscal Year 2010 Conference Call Information

Quest Software will host a conference call today, Thursday, Feb. 3, 2011, at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous webcast of the conference call will be available on Quest Software’s website in the Investor Relations section at www.quest.com/company/investor-relations.aspx . A webcast replay will be available on the same website through Feb. 3, 2012. An audio replay of the conference call will also be available through Feb. 10, 2011, by dialing (888) 203-1112 (from the U.S. or Canada) or 719-457-0820 (outside the U.S. and Canada), using confirmation code: 7524197.

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 4 of 11

About Quest Software, Inc.

Quest Software (Nasdaq: QSFT) simplifies and reduces the cost of managing IT for more than 100,000 customers worldwide. Our innovative solutions make solving the toughest IT management problems easier, enabling customers to save time and money across physical, virtual and cloud environments. For more information about Quest solutions for application management, database management, Windows management, virtualization management, and IT management, go to www.quest.com.

# # #

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward-Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to expectations of future revenue and operating margin performance and other operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on Quest Software’s relationships with customers, strategic partners and vendors; reductions or delays in information technology spending; variations in demand or the size and timing of customer orders; competitive conditions in Quest Software’s various product areas; rapid technological change; risks associated with the development and market acceptance of new products and product strategies; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and risks associated with international operations; the need to attract and retain qualified employees; risks associated with Quest Software’s ongoing patent litigation; and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to Quest Software’s recent SEC filings, including the Annual Report on Form 10-K for the year ended Dec. 31, 2009, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Quest Software undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Social Networks:

Twitter

Facebook

LinkedIn

YouTube

Web Links Referenced in this Release:

Quest Software, Inc.: www.quest.com

Application Management: http://www.quest.com/application-monitoring/

Database Management: http://www.quest.com/database-management/

Windows Management: http://www.quest.com/windows-management/

Virtualization Management: http://www.quest.com/virtualization/

IT management: http://www.quest.com/

Twitter: http://twitter.com/#!/Quest

Facebook: http://www.facebook.com/#!/pages/Quest-Software/65026711832

LinkedIn: http://www.linkedin.com/companies/quest-software

YouTube: http://www.youtube.com/user/questsoftware

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 5 of 11

QUEST SOFTWARE, INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
Revenues:
Licenses	$98,020	$87,905	$320,683	$279,238
Services	118,762	106,626	446,414	415,998

Total revenues	216,782	194,531	767,097	695,236
Cost of revenues:
Licenses	2,125	1,841	8,303	7,581
Services	20,543	15,661	67,809	58,528
Amortization of purchased technology	3,537	4,469	16,101	19,393

Total cost of revenues	26,205	21,971	92,213	85,502

Gross profit	190,577	172,560	674,884	609,734
Operating expenses:
Sales and marketing	90,405	76,211	304,934	272,944
Research and development	41,756	36,442	151,896	144,370
General and administrative	24,050	21,578	84,808	76,748
Litigation loss provision	-	(10,375)	-	19,025
Amortization of other purchased intangible assets	3,158	3,235	12,670	13,159

Total operating expenses	159,369	127,091	554,308	526,246

Income from operations	31,208	45,469	120,576	83,488
Other income (expense), net	49	(789)	(5,657)	2,549

Income before income tax (benefit) provision	31,257	44,680	114,919	86,037
Income tax (benefit) provision	991	7,658	16,352	15,678

Net income	$30,266	$37,022	$98,567	$70,359

Net income per share:
Basic	$0.40	$0.41	$1.09	$0.77

Diluted	$0.39	$0.40	$1.06	$0.75

Weighted average shares:
Basic	91,981	90,105	90,411	91,926
Diluted	95,069	92,800	93,282	94,066

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 6 of 11

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call and webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization of intangible assets acquired with business combinations, stock-based compensation expenses, acquisition related costs, patent infringement litigation costs and expenses associated with our completed stock option investigation. The Company’s basis for these adjustments is described below.

Quest Software’s management prepares and uses non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that non-GAAP reporting provides a meaningful representation of the Company’s on-going economic performance and therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. Management believes excluding charges such as those described above from its GAAP results facilitates investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with transparency with respect to the supplemental information used by management in its operational and financial decision making. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for measures of financial performance prepared in conformity with GAAP.

Management excludes the expenses described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•

The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of intangible asset amortization that are related to business combinations and acquisition related costs, provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, is useful to help investors and financial analysts understand the Company’s operating results and underlying operational trends.

•

Amortization costs are fixed at the time of an acquisition, then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 7 of 11

•

Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense and its related tax impact are excluded as such charges are generally fixed at the time of grant and amortized over a period of several years and cannot be changed or influenced by management after the grant.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•

Litigation expenses arising from our ongoing patent litigation, as well as litigation expenses from our completed stock option investigation which included expenses incurred for outside legal fees and costs, consulting services and other professional fees, and indemnification expenses for current and former directors and officers. Because these expenses were non-recurring, the Company believes they are not indicative of future operating results and that investors benefit from an understanding of Quest Software’s operating results without giving effect to them.

•	The estimated income tax effects on the above items adjust the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity. Furthermore, the Company in the future may exclude amortization related to new business combinations from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 8 of 11

QUEST SOFTWARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Dec 31		Year Ended Dec 31
	2010	2009	2010	2009
GAAP total cost of revenues	$26,205	$21,971	$92,213	$85,502
Amortization of purchased technology	(3,537)	(4,469)	(16,101)	(19,393)
Stock-based compensation expense	(404)	(216)	(1,114)	(737)
Acquisition related costs	(14)	-	(14)	-

Non-GAAP total cost of revenues	$22,250	$17,286	$74,984	$65,372

GAAP gross profit	$190,577	$172,560	$674,884	$609,734
Amortization of purchased technology	3,537	4,469	16,101	19,393
Stock-based compensation expense	404	216	1,114	737
Acquisition related costs	14	-	14	-

Non-GAAP gross profit	$194,532	$177,245	$692,113	$629,864

GAAP income from operations	$31,208	$45,469	$120,576	$83,488
Amortization of purchased technology	3,537	4,469	16,101	19,393
Amortization of other purchased intangible assets	3,158	3,235	12,670	13,159
Stock-based compensation expense	7,574	3,813	23,099	15,178
Professional fees relating to our previous restatement	-	1,542	271	5,153
Litigation loss provision	-	(10,375)	-	19,025
Patent infringement litigation costs	490	-	988	-
Acquisition related costs	2,990	133	3,733	253

Non-GAAP income from operations	$48,957	$48,286	$177,438	$155,649

GAAP net income	$30,266	$37,022	$98,567	$70,359
Amortization of purchased technology	3,537	4,469	16,101	19,393
Amortization of other purchased intangible assets	3,158	3,235	12,670	13,159
Stock-based compensation expense	7,574	3,813	23,099	15,178
Professional fees relating to our previous restatement	-	1,542	271	5,153
Litigation loss provision	-	(10,375)	-	19,025
Patent infringement litigation costs	490	-	988	-
Acquisition related costs	2,990	133	3,733	253
Other income	(248)	-	(248)	-
Tax effect of these adjustments	(9,766)	(2,900)	(20,168)	(24,760)

Non-GAAP net income	$38,001	$36,939	$135,013	$117,760

GAAP net income per basic share	$0.33	$0.41	$1.09	$0.77
Amortization of purchased technology	0.04	0.05	0.18	0.21
Amortization of other purchased intangible assets	0.04	0.04	0.14	0.14
Stock-based compensation expense	0.08	0.04	0.25	0.17
Professional fees relating to our previous restatement	-	0.02	0.00	0.06
Litigation loss provision	-	(0.12)	-	0.21
Patent infringement litigation costs	0.01	-	0.01	-
Acquisition related costs	0.03	-	0.04	0.01
Other income	(0.00)	-	(0.00)	-
Tax effect of these adjustments	(0.11)	(0.03)	(0.22)	(0.27)

Non-GAAP net income per basic share	$0.41	$0.41	$1.49	$1.28

Shares used in basic per share amounts	91,981	90,105	90,411	91,926

GAAP net income per fully diluted share	$0.32	$0.40	$1.06	$0.75
Amortization of purchased technology	0.04	0.05	0.17	0.21
Amortization of other purchased intangible assets	0.03	0.03	0.14	0.14
Stock-based compensation expense	0.08	0.04	0.25	0.16
Professional fees relating to our previous restatement	-	0.02	0.00	0.05
Litigation loss provision	-	(0.11)	-	0.20
Patent infringement litigation costs	0.00	-	0.01	-
Acquisition related costs	0.03	-	0.04	-
Other income	(0.00)	-	(0.00)	-
Tax effect of these adjustments	(0.10)	(0.03)	(0.22)	(0.26)

Non-GAAP net income per fully diluted share	$0.40	$0.40	$1.45	$1.25

Shares used in fully diluted per share amounts	95,069	92,800	93,282	94,066

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 9 of 11

QUEST SOFTWARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (Continued)

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2010
	Sales and Marketing	Research and Development	General and Administrative	Litigation Loss Provision	Amortization of Other Purchased Intangible Assets	Total Operating Expenses
GAAP operating expenses	$90,405	$41,756	$24,050	$-	$3,158	$159,369
Amortization - other purchased intangible assets	-	-	-	-	(3,158)	(3,158)
Stock-based compensation expense	(2,509)	(2,669)	(1,992)	-	-	(7,170)
Litigation loss provision	-	-	-	-	-	-
Professional fees for our previous restatement	-	-	-	-	-	-
Patent infringement litigation costs	-	-	(490)	-	-	(490)
Acquisition related costs	(159)	(2,324)	(493)	-	-	(2,976)

Non-GAAP operating expenses	$87,737	$36,763	$21,075	$-	$-	$145,575

	Three Months Ended December 31, 2009
	Sales and Marketing	Research and Development	General and Administrative	Litigation Loss Provision	Amortization of Other Purchased Intangible Assets	Total Operating Expenses
GAAP operating expenses	$76,211	$36,442	$21,578	$(10,375)	$3,235	$127,091
Amortization - other purchased intangible assets	-	-	-	-	(3,235)	(3,235)
Stock-based compensation expense	(1,229)	(1,311)	(1,057)	-	-	(3,597)
Professional fees for our previous restatement	-	-	(1,542)	-	-	(1,542)
Litigation loss provision	-	-	-	10,375	-	10,375
Acquisition related costs	-	-	(133)	-	-	(133)

Non-GAAP operating expenses	$74,982	$35,131	$18,846	$-	$-	$128,959

	Year Ended December 31, 2010
	Sales and Marketing	Research and Development	General and Administrative	Litigation Loss Provision	Amortization of Other Purchased Intangible Assets	Total Operating Expenses
GAAP operating expenses	$304,934	$151,896	$84,808	$-	$12,670	$554,308
Amortization - other purchased intangible assets	-	-	-	-	(12,670)	(12,670)
Stock-based compensation expense	(6,861)	(8,015)	(7,109)	-	-	(21,985)
Professional fees for our previous restatement	-	-	(271)	-	-	(271)
Litigation loss provision	-	-	-	-	-	-
Patent infringement litigation costs	-	-	(988)	-	-	(988)
Acquisition related costs	(159)	(2,324)	(1,236)	-	-	(3,719)

Non-GAAP operating expenses	$297,914	$141,557	$75,204	$-	$-	$514,675

	Year Ended December 31, 2009
	Sales and Marketing	Research and Development	General and Administrative	Litigation Loss Provision	Amortization of Other Purchased Intangible Assets	Total Operating Expenses
GAAP operating expenses	$272,944	$144,370	$76,748	$19,025	$13,159	$526,246
Amortization - other purchased intangible assets	-	-	-	-	(13,159)	(13,159)
Stock-based compensation expense	(4,997)	(5,384)	(4,060)	-	-	(14,441)
Professional fees for our previous restatement	-	-	(5,152)	-	-	(5,152)
Litigation loss provision	-	-	-	(19,025)	-	(19,025)
Acquisition related costs	-	-	(253)	-	-	(253)

Non-GAAP operating expenses	$267,947	$138,986	$67,283	$-	$-	$474,216

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 10 of 11

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$356,533	$292,940
Short-term investments	90,284	90,109
Accounts receivable, net	179,621	157,534
Prepaid expenses and other current assets	48,312	32,974
Deferred income taxes	6,677	11,832

Total current assets	681,427	585,389
Property and equipment, net	70,854	70,051
Long-term investments	45,466	2,411
Intangible assets, net	62,785	76,072
Goodwill	706,224	670,481
Deferred income taxes	46,985	34,127
Other assets	21,843	26,607

Total assets	$1,635,584	$1,465,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,512	$3,714
Accrued compensation	55,185	45,831
Other accrued expenses	32,600	31,902
Loans payable	521	32,602
Deferred revenue	324,121	285,907

Total current liabilities	417,939	399,956

Long-term liabilities:
Deferred revenue	100,264	86,231
Income taxes payable	41,385	44,433
Loans payable	32,730	33,292
Other long-term liabilities	11,000	8,434

Total long-term liabilities	185,379	172,390

Total liabilities	603,318	572,346
Stockholders’ equity	1,032,266	892,792

Total liabilities and stockholders’ equity	$1,635,584	$1,465,138

Quest Software Reports Fourth Quarter and Fiscal Year 2010 Results – page 11 of 11

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$30,266	$37,022	$98,567	$70,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,538	11,377	43,031	47,973
Compensation expense associated with stock-based payments	7,575	3,812	23,101	15,178
Change in fair value of contingent consideration	2,500	-	2,500	-
Deferred income taxes	(4,367)	1,192	870	2,376
Excess tax benefit related to stock-based compensation	629	(1,186)	(1,582)	(1,825)
Provision for bad debts	(25)	(48)	616	72
Litigation loss provision	-	(10,375)	-	-
Other non-cash adjustments, net	580	162	950	(382)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(35,425)	(31,808)	(21,177)	320
Prepaid expenses and other current assets	972	(1,122)	4,329	(1,156)
Other assets	284	(2,361)	1,988	(674)
Accounts payable	(363)	1,497	1,008	(491)
Accrued compensation	8,153	4,483	3,859	(3,208)
Other accrued expenses	1,031	(16,780)	(786)	(8,339)
Income taxes payable	(4,281)	5,131	(18,244)	(3,149)
Deferred revenue	45,359	37,159	48,520	33,426
Other liabilities	(728)	(702)	(2,241)	2,806

Net cash provided by operating activities	62,698	37,453	185,309	153,286

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(1,676)	(12,157)	(58,734)	(12,253)
Purchases of property and equipment	(2,466)	(3,009)	(13,731)	(11,286)
Cash paid for software rights	-	-	(2,229)	-
Change in restricted cash	(180)	(196)	587	1,494
Purchases of cost method investments	-	-	-	(3,000)
Purchases of investment securities	(10,008)	(35,860)	(226,201)	(47,853)
Sales and maturities of investment securities	46,835	1,525	186,157	2,814
Notes receivable from a cost method investee	-	-	(2,000)	-
Change in notes receivable	(300)	-	(300)	-

Net cash provided by (used in) investing activities	32,205	(49,697)	(116,451)	(70,084)

Cash flows from financing activities:
Proceeds from loans payable	-	-	-	68,428
Repayment of loans payable	(187)	(1,752)	(32,653)	(2,534)
Repurchases of common stock	10	(11,328)	(37,363)	(112,447)
Repayment of capital lease obligations	(55)	(70)	(245)	(263)
Cash paid for line of credit fees	-	-	-	(1,979)
Proceeds from the exercise of stock options	25,233	15,664	62,504	43,264
Excess tax benefit related to share-based compensation	(629)	1,186	1,582	1,825

Net cash provided by (used in) financing activities	24,372	3,700	(6,175)	(3,706)

Effect of exchange rate changes on cash and cash equivalents	(8)	(1,981)	910	(2,451)

Net increase (decrease) in cash and cash equivalents	119,267	(10,525)	63,593	77,045
Cash and cash equivalents, beginning of period	237,266	303,465	292,940	215,895

Cash and cash equivalents, end of period	$356,533	$292,940	$356,533	$292,940